               As filed with the Securities and Exchange Commission on December 20, 2000
                                                                                        Registration No. 333-xxxxx

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               EXIDE CORPORATION
            (Exact name of registrant as specified in its charter)


              DELAWARE                                     23-0552730
      (State of Incorporation)                 (IRS Employer Identification No.)

                                645 PENN STREET
                          READING, PENNSYLVANIA 19601
              (Address of principal executive offices) (Zip Code)

            EXIDE CORPORATION 2000 BROAD-BASED STOCK INCENTIVE PLAN
                           (Full title of the plan)

                            JOHN R. VAN ZILE, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               EXIDE CORPORATION
                          3600 GREEN COURT, SUITE 720
                           ANN ARBOR, MICHIGAN 48105
                                (734) 827-2563
(Name, address and telephone number, including area code, of agent for service)

                                  COPIES TO:

                            J. MICHAEL SCHELL, ESQ.
                            MARGARET L. WOLFF, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                        NEW YORK, NEW YORK  10036-6522
                                (212) 735-3000

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                Proposed Maximum      Proposed Maximum        Amount Of
  Title Of Securities         Amount To Be      Offering Price        Aggregate Offering      Registration
  To Be Registered            Registered (2)    Per Share (3)         Price (3)               Fee (4)
==============================================================================================================
  Common Stock, par
  value $.01 per share (1)    2,000,000         $7.75                 $15,500,000.00          $4,092.00
==============================================================================================================


(1) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock of the Company.
(2) Represents the number of shares of common stock, par value $.01 per share ("Common Stock"), of Exide Corporation, a Delaware corporation ("Exide"), issuable pursuant to the Exide Corporation 2000 Broad-Based Stock Incentive Plan (the "Stock Incentive Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Stock Incentive Plan pursuant to the antidilution provisions contained in the Stock Incentive Plan.
(3) Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock on December 18, 2000, as reported on the New York Stock Exchange.
(4) Computed in accordance with Rule 457(h) promulgated under the Securities
    Act.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

     The document(s) containing the information specified in Item 1 will be sent or given to participants in the Stock Incentive Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The document(s) containing the information specified in Item 2 will be sent or given to participants in the Stock Incentive Plan in accordance with Rule 428(b)(1) of the Securities Act, and are not required to be filed with the Commission as part of this Registration Statement.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

     The following documents filed by Exide Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed on June 29, 2000;

          (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 2, 2000 and October 1, 2000, filed on August 15, 2000 and November 15, 2000, respectively;

          (iii) The Company's Current Reports on Form 8-K, dated July 10, 2000, September 29, 2000 and October 25, 2000, filed on July 10, 2000, October 16, 2000 and November 20, 2000, respectively, and the Company's Current Report on Form 8-K/A, amending the Company's Current Report on Form 8-K dated September 29, 2000, filed on December 13, 2000;

          (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-56581), filed with the Commission on November 23, 1994; and

          (v) The description of the rights to purchase shares of Series A Junior Participating Preferred Stock of the Company contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 21, 1998, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on November 27, 2000.

     In addition, any and all documents hereafter filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

     Article Tenth of the Company's Restated Certificate of Incorporation and
Article V of the Company's Restated Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by applicable law, subject to certain exceptions, for any and all liability reasonably incurred by such person arising out of or in connection with such person's status as an officer or director of the Company.

     Article Ninth of the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit          Description
-------          -----------

4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 333-29991), filed June 25, 1997.

4.2              Restated By-Laws of the Company, incorporated by reference to
                 Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2000, filed on November 15, 2000.

4.3 Form of Rights Agreement, dated as of September 18, 1998, between Exide Corporation and American Stock Transfer and Trust Company, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C, incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 18, 1998, filed on September 21, 1998.

4.4 Amendment to Rights Agreement, dated October 25, 2000, incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, dated October 25, 2000, filed on November 20, 2000.

4.5 Warrant Agreement, dated as of September 29, 2000, by and between the Company and The Bank of New York, as warrant agent, incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.6 Form of Warrant Certificate (attached as Exhibit A to the Warrant Agreement), incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.7 Registration Rights Agreement, dated as of September 29, 2000, by and among the Company and certain lenders under the Amended and Restated Credit and Guarantee Agreement, dated as of September 29, 2000, by and among the Company, Credit Suisse First Boston, Salomon Smith Barney and the lenders party thereto, incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.8 Registration Rights and Standstill Agreement, dated as of September 29, 2000, by and between the Company and Pacific Dunlop Holdings (USA) Inc., incorporated by reference to
                 Exhibit 4.5 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.9 Registration Rights Agreement, dated as of October 26, 1993, incorporated by reference to Exhibit 4.14 to the Company's Registration Statement on Form S-1, filed on August 29, 1993 (the "1993 Registration Agreement").

4.10 Amendment No. 1, dated as of August 10, 2000, to the 1993 Registration Agreement, incorporated by reference to Exhibit
                 4.6 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.11 Amendment No. 2, dated as of September 29, 2000, to the 1993 Registration Agreement, incorporated by reference to Exhibit
                 4.7 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.12 Indenture, dated as of December 15, 1995, between the Company and the Bank of New York as Trustee, incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-3, filed on February 12, 1996.

5 Opinion of General Counsel regarding the legality of the securities being registered.

23.1             Consent of Arthur Andersen LLP.

23.2             Consent of General Counsel (included in Exhibit 5).

24               Power of Attorney (included on signature page).

99               Exide Corporation 2000 Broad-Based Stock Incentive Plan.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reading, state of Pennsylvania, on this 20/th/ day of December, 2000.

                                       EXIDE CORPORATION

                                       By:  /s/ Robert A. Lutz
                                            --------------------------
                                            Name:  Robert A. Lutz
                                            Title: Chairman and Chief Executive
                                                   Officer

                               POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Kevin R. Morano and John R. Van Zile, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           Signature                                 Title                               Date
           ---------                                 -----                               ----
By:   /s/ Robert A. Lutz                Chairman and Chief Executive Officer        December 20, 2000
    -------------------------------
      Robert A. Lutz

By:   /s/ Kevin R. Morano               Executive Vice President and Chief          December 20, 2000
    -------------------------------
      Kevin R. Morano                   Financial Officer (principal financial
                                        officer)

By:   /s/ Kenneth S. Pawloski           Vice President, Corporate Controller        December 20, 2000
    -------------------------------
     Kenneth S. Pawloski                (principal accounting officer)

By:   /s/ Francois J. Castaing          Director                                    December 20, 2000
    -------------------------------
      Francois J. Castaing

By:   /s/ John A. James                 Director                                    December 20, 2000
    -------------------------------
      John A. James

By:   /s/ Jody G. Miller                Director                                    December 20, 2000
    -------------------------------
      Jody G. Miller

By:   /s/ Heinz C. Prechter             Director                                    December 20, 2000
    -------------------------------
      Heinz C. Prechter

By:   /s/  John E. Robson               Director                                    December 20, 2000
    -------------------------------
      John E. Robson

                                 EXHIBIT INDEX
                                 -------------


Exhibit        Description of Exhibit
-------        ----------------------

4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 333-29991), filed June 25, 1997.

4.2            Restated By-Laws of the Company, incorporated by reference to
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2000, filed on November 15, 2000.

4.3 Form of Rights Agreement, dated as of September 18, 1998, between Exide Corporation and American Stock Transfer and Trust Company, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C, incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 18, 1998, filed on September 21, 1998.

4.4 Amendment to Rights Agreement, dated October 25, 2000, incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, dated October 25, 2000, filed on November 20, 2000.

4.5 Warrant Agreement, dated as of September 29, 2000, by and between the Company and The Bank of New York, as warrant agent, incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.6 Form of Warrant Certificate (attached as Exhibit A to the Warrant Agreement), incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.7 Registration Rights Agreement, dated as of September 29, 2000, by and among the Company and certain lenders under the Amended and Restated Credit and Guarantee Agreement, dated as of September 29, 2000, by and among the Company, Credit Suisse First Boston, Salomon Smith Barney and the lenders party thereto, incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.8 Registration Rights and Standstill Agreement, dated as of September 29, 2000, by and between the Company and Pacific Dunlop Holdings (USA) Inc., incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.9 Registration Rights Agreement, dated as of October 26, 1993, incorporated by reference to Exhibit 4.14 to the Company's Registration Statement on Form S-1, filed on August 29, 1993 (the "1993 Registration Agreement").

4.10 Amendment No. 1, dated as of August 10, 2000, to the 1993 Registration Agreement, incorporated by reference to Exhibit 4.6 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.11 Amendment No. 2, dated as of September 29, 2000, to the 1993 Registration Agreement, incorporated by reference to Exhibit 4.7 to the Company's Current Report on Form 8-K, dated September 29, 2000, filed on October 16, 2000.

4.12 Indenture, dated as of December 15,1995, between the Company and the Bank of New York as Trustee, incorporated by reference to
               Exhibit 99.2 to the Company's Registration Statement on Form S-3, filed on February 12, 1996.

5 Opinion of General Counsel regarding the legality of the securities being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of General Counsel (included in Exhibit 5).

24             Power of Attorney (included on signature page).

99             Exide Corporation 2000 Broad-Based Stock Incentive Plan.